UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 30, 2004

Western Goldfields, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Idaho
(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120 Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 31, 2004, the registrant entered into a Subscription Agreement with RAB Special Situations, LP (“RAB”). Pursuant to the subscription agreement, the registrant issued and sold to RAB 1,000,000 shares of its Series “A-1” Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase up to 500,000 shares of Preferred Stock for an aggregate purchase price of $500,000.

Terms of the Preferred Stock

Holders of the Preferred Stock are entitled to significant rights, preferences and privileges. These rights, preferences and privileges are summarized below. A more detailed description of the rights, preferences and privileges of the Preferred Stock are set forth in the Articles of Amendment to the Articles of Incorporation of Western Goldfields, Inc., which were filed effective December 30, 2004 and are attached as Exhibit 3.1 to this Form 8-K.

Amount. The registrant has authorized a total of 9,000,000 shares of Preferred Stock.

Rank. The Preferred Stock ranks senior to the registrant’s common stock with respect to dividends, liquidation, dissolution and winding up.

Dividends. The holders of the Preferred Stock are entitled to receive dividends at the rate of 7.5% of the conversion value per share per annum. The conversion value is $0.50 per share and is subject to adjustment in connection with a stock split, stock dividend, combination or other recapitalization. The dividends are fully cumulative and prior and in preference to any declaration or payment of any dividends or other distribution on the registrant’s common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the registrant, the holders of the Preferred Stock will be entitled to receive, out of the registrant’s assets available for distribution to holders of its capital stock, an amount equal to $0.50 per share, plus accrued but unpaid dividends prior to the holders of the registrant’s common stock. If the proceeds from a liquidation are not sufficient to pay the full preference amounts to the holders of Preferred Stock, all of the registrant’s assets and funds legally available for distribution will be distributed ratably among the holders of the Preferred Stock.

Voting Rights. Except as otherwise required by law, the holders of the Preferred Stock are entitled to vote on all matters with the registrant’s common stock as a single class. Each share of Preferred Stock entitles the holder to the number of votes per share equal to the full number of shares of the registrant’s common stock into which each share of Preferred Stock is convertible on the record date for the vote.

Conversion. Each share of Preferred Stock is convertible, at the option of the holder, into the number of shares of the registrant’s common stock determined by dividing $0.50 plus all accrued but unpaid dividends and interest thereon by the conversion price, which is initially $0.50. Each share of Preferred Stock is convertible, at the option of the registrant after payment of the first dividend on the Preferred Stock, if the average closing price of the registrant’s common stock for 20 trading days is more than 200% of the conversion price of common stock and a registration statement filed in accordance with the Securities Act of 1933, as amended (the “Securities Act”), registering the resale by the holders of the common stock issued upon conversion of the Preferred Stock has been declared effective and is effective on the conversion date or certificates representing the shares may be issued to the holder without any restrictive legends.

The conversion price will be adjusted if the registrant issues additional shares of its common stock for a price per share less than the conversion price in effect on the date of the issuance of the additional shares of common stock. The conversion price will be reduced concurrently with the issuance to a price equal to the price per share paid for the additional shares of common stock. The conversion price will not be adjusted upon:

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•	conversion of shares of Preferred Stock;

•	the issuance or sale of options, or the shares issuable upon exercise of such options, to directors, officers, employees or consultants of the registrant pursuant to plans or arrangements approved by the registrant’s board of directors or stockholders;

•	the issuance of securities of the registrant pursuant to options, warrants or other convertible securities of the registrant outstanding as of the date of the Preferred Stock;

•	as a dividend or distribution on shares of Preferred Stock;

•	pursuant to an agreement or plan of merger approved by holders of a majority of the issued and outstanding Preferred Stock;

•	in a stock split, stock dividend, combination or other recapitalization;

•	the issuance of securities of the registrant concurrently with the issuance of the Preferred Stock;

•	the issuance of common stock and warrants to Newmont Mining Corporation or its affiliates (“Newmont”) to purchase the Mesquite mine or any adjustment to securities of the registrant previously issued to Newmont in connection therewith; or

•	by way of dividend or other distribution on shares of the registrant’s common stock that would otherwise not trigger an adjustment to the conversion price.

The Preferred Stock is not convertible if as a result of a conversion, the holder would then become a “ten percent beneficial owner” of the registrant’s common stock, as defined in Rule 16a-2 under the Securities Exchange Act of 1934, as amended.

Warrants

The warrants issued under the subscription agreement entitles the holder to purchase up to 500,000 shares of Preferred Stock at a exercise price per share of $0.60. The warrants are exercisable for a period of two years at any time on or after December 31, 2004. The number of shares of Preferred Stock and the purchase price per share of Preferred Stock are subject to adjustment from time to time, subject to certain exceptions, in the case of:

•	stock dividends;

•	stock splits;

•	reverse stock splits; and

•	issuances of shares of capital stock in a reclassification of Preferred Stock.

If the registrant:

•	reorganizes its capital;

•	reclassifies its capital stock;

•	consolidates or merges with or into another corporation where the registrant is not the surviving corporation or where there is a change in or distribution with respect to the Preferred Stock, or sells transfers or disposes of all or substantially all of its property, assets or business or another corporation,

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and shares of stock or other property are to be received by or distributed to holders of Preferred Stock, then the holder of the warrants shall have the right to receive, upon exercise of the warrants, the other property receivable upon the transaction as the holder would have been entitled to receive if the holder had exercised immediately prior to the transaction.

Registration Rights Agreement

In connection with the subscription agreement, the registrant entered in a registration rights agreement. Pursuant to this agreement, the registrant agreed to prepare and file a registration statement with the Securities and Exchange Commission and keep it continuously effective until the shares covered by the registration statement may be sold pursuant to Rule 144(k) under the Securities Act, all of the securities covered by the registration statement have been sold, no Preferred Stock or warrants to purchase Preferred Stock are outstanding or two years from the date of the agreement. Additionally, under certain circumstances upon the request of the holders of securities as set forth in the agreement, the registrant agreed to include their securities in a securities registra tion that it undertakes.

Use of Proceeds

The registrant intends to use the proceeds from the issuance and sale of the Preferred Stock and the warrants for completion of pre-feasibility study for expansion of the Mesquite mine and general corporate purposes.

Item 3.02    Unregistered Sales of Equity Securities

See Item 1.01.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the transaction described in Item 1.01 above, on December 30, 2004 the registrant amended its Articles of Incorporation to establish a class of Series “A-1” Convertible Preferred Stock, which was reclassified from the unissued shares of the registrant’s Series “A” Convertible Preferred Stock. The terms are substantially similar to the Series “A” Convertible Preferred Stock, as set forth on the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2004; however Conversion Price and Conversion Value of the Series “A-1” Convertible Preferred Stock are $0.50, as compared to $0.60 for the Series “A” Convertible Preferred Stock.
Item 9.01    Financial Statements and Exhibits

(a)    Not applicable.
(b)    Not applicable.
(c)    Exhibits.

Exhibit No.        Description of Exhibit
3.1	Articles of Amendment to the Articles of Incorporation of Western Goldfields, Inc.
10.1	Subscription Agreement, dated December 31, 2004, between Western Goldfields, Inc. and RAB Special Situations, LP

10.2	Stock Purchase Warrant, dated December 31, 2004, by Western Goldfields, Inc. in favor of RAB Special Situations, LP

10.3	Registration Rights Agreement, dated December 31, 2004, by and among Western Goldfields, Inc. and RAB Special Situations, LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	Western Goldfields, Inc.

	By:	/s/ Mark C. Shonnard
Name: Mark C. Shonnard
Title: CFO, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.        Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation of Western Goldfields, Inc.
10.1	Subscription Agreement, dated December 31, 2004, between Western Goldfields, Inc. and RAB Special Situations, LP

10.2	Stock Purchase Warrant, dated December 31, 2004, by Western Goldfields, Inc. in favor of RAB Special Situations, LP

10.3	Registration Rights Agreement, dated December 31, 2004, by and among Western Goldfields, Inc. and RAB Special Situations, LP

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